Exhibit 10.3

AMENDMENT 16

TO THE

PRODUCT PURCHASE AGREEMENT

This AMENDMENT 16 (the “Amendment”) amends that certain Product Purchase Agreement No.1526-0331701 (the “Agreement”) which has an effective date of December 16, 2002, by and between Hewlett-Packard Company (herein “HP”) and Brocade Communications Systems, Inc. and Brocade Communications Switzerland SARL (collectively referred to herein as “Supplier”).

RECITALS

WHEREAS, HP and Supplier have previously entered into the Agreement stated above;

WHEREAS, the purpose of this Amendment is to set forth commercial and other terms and conditions for OEM Product sold by Supplier and purchased by HP pursuant to the Agreement;

WHEREAS, HP and Supplier desire to amend the Agreement as herein provided;

WHEREAS, HP and Supplier previously entered into the Fifteenth Amendment of the Agreement, which includes [**] Products, and;

WHEREAS, HP and Supplier now wish to include [**] as part of Section (20) of the Fifteenth Amendment to the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HP and Supplier hereby agree as follows:

1.	The effective date (“Effective Date”) of this Amendment is June 8, 2009.

2.	Capitalized terms used herein, unless otherwise defined, will have the meanings given in the Agreement.

3.	Except as expressly set forth herein, all other terms and conditions of the Agreement shall continue in full force and effect. All prior discussions and agreements with respect to this subject matter are superseded by this Amendment and the Agreement. In the event of any conflict between a provision of the Agreement and this Amendment, the provisions of this Amendment shall govern unless expressly stated otherwise with specific reference to the provision(s) of this Amendment that would otherwise supersede conflicting provisions of the Agreement.

4.	This Amendment may be signed in original or emailed counterparts, and each counterpart will be considered an original, but all of which together will constitute one and the same instrument.

5.	In addition to the terms and conditions of the Agreement, the following Definitions set forth in Section (6) below shall apply to HP’s purchase of the [**] and [**] Product.

6.	Definitions:

a.	“[**] Testing” means testing performed by Supplier for Qualification of the [**] Product and [**] Product specific to the criteria outlined in Exit Criteria.

b.	“Qualification” means conformance by the [**] Product and [**] Product to the provisions specified in the Exit Criteria. The [**] Product requirements will be amended into Exit Criteria within 30 days after the signing by both parties of this Amendment.

c.	“Exit Criteria” is defined in Section 20 of this Amendment.

[**] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.	Section 20 of the Fifteenth Amendment shall be amended to include [**] Exit Criteria as follows:

a.	[**] Exit Criteria. The Exit Criteria are defined below as P0’s and P1’s. P0s are an ‘absolute must’ to be able to ship the product as per mutually agreed to schedule. P1s are ‘high wants’ and every effort must be made to meet these criteria before being ship ready, however if these criteria are not met then both teams can mutually agree to defer them to a later date with a documented deviation plan. P2’s are post-launch items and are targeted for shipment +60 days after initial launch.

P0 Criteria

•

Meet or exceed all hardware & software technical specifications and requirements for the [**] Product as outlined in the mutually agreed Product Requirements Document (PRD) for Phase under execution of the program.

•	[**] open severity [**] (showstopper/critical) & severity 1 (high) issues. Severity 2/3 (Medium/Low) issues must have an action plan for closure defined.

•	Needs to pass [**] tests listed below

•	Hazard [**] ([**] hours continuous I/O) on [**] or [**] or any other I/O stress tool

•	Hazard [**] ([**] hours continuous I/O) on [**] or [**] or any other [**] tool

•	[**] % test execution across all functional areas as per the mutually agreed to [**] test plan

•	[**] % test pass across all functional areas as per the [**] test plan. [**] % test fail cannot contain any severity 1 and severity 2 issues.

•	[**] % test execution across all functional areas of HP’s Audit test plan

•	[**] % test pass across all functional areas of HP’s Audit test plan

•	All P0 (MUST) requirements as per the Product Requirements for the phase under execution must be met

•

Any P1 (HIGH WANT) requirements as per the Product Requirements Document (PRD), Support Matrices and (Qualification Request Forms) QRFs for the phase under execution that are mutually agreed to be deferred have to be properly documented, reviewed & approved

•

Performance criteria with respect to parameters such as [**] and [**] across different [**] must meet mutually agreed to benchmarks, performance requirements that are defined within the Product Requirements for the phase under execution

•

[**] criteria with respect to parameters such as [**], number of [**] per host, number of [**] from [**] etc must be met across all functional areas. [**] requirements will be identified within the Product Requirements document for the phase under execution

•

Must meet detailed [**] requirements as identified within the Product Requirements Document (PRD) and the Support Matrices and Qualification Request Forms (QRFs) that HP will provide Brocade for each qualification effort.

P1 Criteria

•

Any P1 (HIGH WANT) requirements as per the Product Requirements Document (PRD), Support Matrices and (Qualification Request Forms) QRFs for the phase under execution that are mutually agreed to be deferred have to be properly documented, reviewed & approved

•	[**] open severity 2/3 (Medium/Low) and severity 4 (enhancement request) issues.

•

Use commercially reasonable efforts to meet detailed P1 [**] requirements as identified within the Product Requirements Document (PRD) and the Support Matrices and Qualification Request Forms (QRFs) that HP will provide Brocade for each qualification effort.

Test Execution and Logging

•	HP will provide a [**] Test plan that Brocade must execute and provide test logs and results to HP to verify that the tests have been executed and met pass/fail criteria.

•	All defects found during execution of a test case must be documented in accordance with HP requirements as specified in the [**] Test plan.

•	All defects found during test have been resolved in accordance with the criteria stated above.

•	HP and Brocade will mutually agree on a process to generate and review test logs and metrics as required by HP.

[**] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

b.	[**] Qualification

The following are a list of requirements associated with the [**] to be successfully completed by Supplier as part of the Exit Criteria.

Requirements:

1.	The [**] standards indicate the [**] error rate is less than or equal to [**] error in [**] transferred. For [**], this translates to [**] error allowed every [**] minutes. This error rate applies end-to-end and includes all intermediate [**] elements or [**]. This also must take into account worst case conditions that may occur, such as [**] conditions, power [**], etc. However, this is under “worst case” conditions, so nominally one would expect much better error rate characteristics. Critical applications require a more stringent [**], in some cases as high as [**] error in [**] transferred which (at [**] rate) is no more than [**] error ([**] or otherwise) in [**] hours. Supplier’s testing will adhere to the more stringent [**] error rate. This means that HP expects to see no more than [**] error in [**] hour runs and no more than [**] errors in [**] hour runs for [**] configurations. For [**] configurations, HP expects to see no more than [**] errors in [**] hour runs and no more than [**] error in [**] hour runs. For [**] configurations, HP expects to see no more than [**] errors in [**] hour runs and no more than [**] errors in [**] hour runs.

[**]
Max.Errors	Hours
[**]	[**]
[**]	[**]

[**]
Max.Errors	Hours
[**]	[**]
[**]	[**]

[**]
Max.Error	Hours
[**]	[**]
[**]	[**]

2.	All testing must cover [**], and [**], end-to-end at line-rate [**].

3.	Configurations using the [**] are applicable to [**] and later [**]. Support announcement for any [**] would require Supplier to execute test efforts including additional [**] testing to be audited by HP.

4.	Configurations using the [**] are applicable to all [**] devices. Support announcement for any new [**] devices would require Supplier to execute test efforts including additional signal integrity testing described here in.

5.	Brocade is responsible for test and support of all applicable combinations of [**] slots, [**] models, [**] slots, and [**] devices as specified by HP in the Hardware Configuration Support Matrix.

6.	Acceptance of Brocade test results is subject to verification by HP audit.

Test:

1.	Initial testing should focus on configurations using released [**] supporting [**].. Testing for any unreleased server will begin based on [**] availability.

[**] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.	Test configuration requirement: [**] configuration running maximum [**] bandwidth.

3.	Test configuration requirement: [**] populated in all [**] slots

4.	Testing will be performed with latest [**] revs for all devices.

5.	Regarding [**] models (for [**]), testing will include but is not limited to the following:

a.	Currently includes [**]

b.	Currently includes [**]

6.	Regarding [**] devices, testing will include but is not limited to the following:

a.	Currently includes [**] devices: [**] and HP [**] module for [**].

b.	Currently includes [**]-capable devices: Brocade [**] Switch for HP [**], Cisco [**] Switch for HP [**], HP [**] Module for [**] (Enhanced), HP [**] Module for [**], HP [**] Module for [**]

7.	Test configuration requirement: Testing for all [**] per the Hardware Configuration Support Matrix in the PRD.

8.	Testing is to be done at line rate unless allowed by exception. The only exceptions allowed occur during max configuration tests in which the total line rate of all [**] exceeds the [**] of the available external [**].

9.	[**] testing should be maximized by selecting balanced configurations wherein the total [**] of the of [**] under test is matched to the total available [**] of the [**] device.

10.	During testing, [**] must also be running through the enclosure.

11.	In terms of Enclosures, the following will be tested in order of priority:

[**]

[**]

[**]

12.	Test Tools to be used is include but not limited the following:
a.	[**] Test [**] Generator
b.	[**] Emulators (useful for achieving [**] testing)
13.	Supplier will provide logs for each test cycle and reconfigure [**] settings as necessary to achieve results acceptable to HP.

[**] Testing

1)	Based on [**] testing the following will apply

a)	Only channels that are shown to be marginal during [**] testing are required to run [**] hours [**] test.

2)	A [**] channel is one who’s [**] test results correlate to a [**] Error Rate worse than [**]. Correlation is achieved when [**] test results align with results achieved during [**] hour [**] test runs on a limited set of channels.

a.	Channels passing [**] testing do not require [**] hour [**] test

b.	If during HP’s [**] Audit we are unable to validate the [**] results HP may require [**] hours test runs to gain additional confidence of acceptable [**] margins

2)	[**] testing will consist of the following:

a.	At a minimum we should run [**] hour [**] test on a full [**] loaded with [**], fully populated [**] and [**], and at no less than [**] rate on both [**] and [**] traffic. The [**] would be preferable for this full [**] testing, but a mixture of other [**] would be acceptable.

[**] Testing

1)	Comply with HP [**]Specific Requirements version [**] as a minimum set of requirements. Additional requirements beyond the [**] spec may apply as specified by HP.

2)	[**] validation and [**] test requirements based on measured [**] while running [**]

a.	Channels with [**] minimum [**] voltage at the receiver of a [**] switch are not required to run a [**] hour [**] validation test.

[**] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

b.	Channels not meeting the [**] minimum requirement will be subject to a [**] hour [**] validation test

i.	[**] running [**]’s random data pattern [**] will be used for testing channels in [**] 3, 4, 5, and 6 with [**] in the [**].

ii.	[**] running [**]’s random data pattern [**] will be used for testing [**] in [**] 7 and 8 with [**] in the [**].

3)	[**] validation and [**] test requirements based on test coverage

a.	Brocade may choose to run the [**] hour [**] validation test for any channel in lieu of making [**] measurements while running [**]

i.	[**] running [**]’s random data pattern [**] will be used for testing [**] in [**] 3, 4, 5, and 6 with [**] in the [**].

ii.	[**] running [**]’s random data pattern [**] will be used for testing [**] 7 and 8 with [**] in the [**].

14.	Maximum allowable [**] results for [**] and [**]

a.	[**] hour runs at [**] - shall have no more than [**] error

[**] hour runs at [**] - shall have no more than [**] errors

b.	[**] hour runs at [**] - shall have no more than [**] error

[**] hour runs at [**] - shall have no more than [**] errors

The Agreement continues in full force and effect, and except as may be expressly set forth in this Amendment, the Agreement is unchanged.

IN WITNESS WHEREOF, the parties, intending to be legally bound hereby, have executed this Agreement as of the Effective Date.

BROCADE COMMUNICATIONS SYSTEMS INC.	HEWLETT-PACKARD COMPANY

/s/ Charles Leeming	/s/ Edward M. Flynn
Authorized Representative	Authorized Representative

March 1, 2010	2010-March-24
Date	Date

Charles Leeming	Edward M. Flynn
Printed Name	Printed Name

VP OEM Sales	Director Storage Networking
Title	Title

[**] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

BROCADE COMMUNICATIONS SWITZERLAND, SARL.

/s/ Kevin L. McKenna
Authorized Representative

02-March-2010
Date

Kevin L. McKenna
Printed Name

Director
Title